UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                November 1, 2001
                                ----------------


                             Commission file number

                                     0-27599


                                  SulphCo, Inc.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Nevada                                                  88-0222729
---------------------------                                  -------------------
(State of other jurisdiction                                  (I.R.S. Employer
of incorporation or                                          Identification No.)
organization)


1650 Meadow Wood Lane, Reno, Nevada                             89502
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(Address of principal executive offices)                      (Zip Code)


Registrant's Telephone number, including area code:  (775)829-1310
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Item No. 2.       Acquisition or Disposition of Assets.
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         On November  1, 2001,  the Company  entered  into series of  agreements under the terms of which the Company intends to market its de-sulfurization process in European Union Countries. Under the terms of these agreements, the Company acquired an ownership interest in Eliop International S.A., a privately owned Luxembourg corporation. The Company acquired a one-half owership interest in Eliop International. Eliop S.r.l., a privately owned Italian Corporation, owns the other one-half of Eliop International.

         Eliop International owns one hundred percent of Innovative Clean Technologies, S.A. ("ICT"), a Luxembourg corporation. On November 1, 2001, the Company entered into a Exclusive Technology License Agreement with ICT. Pursuant to that licensing agreement, the Company granted ICT a five-year exclusive license to manufacture, have manufactured, implement, engineer, develop, exploit and/or sell the Company's technology to de-sulfurize and to hydro-treat petroleum streams in European Union Countries. The agreement with ICT is renewable for additional five- year periods if certain goals are met.

         On November 1, 2001, the Company and the Company's majority shareholder and Chairman of the Board, Rudolph Gunnerman, entered into a Shareholders
Agreement with Eliop S.r.l. and its controlling shareholder, Luigi Profumo. Under the terms of that Shareholders Agreement, the parties to that agreement set forth their respective rights and duties in connection with the management and operation of Eliop International and ICT. Under those terms, the Company agreed to enter into the licensing agreement with ICT, and Eliop agreed to provide sufficient resources to ICP to allow it to reach its corporate scope. The Shareholders Agreement also obligates the parties to create a business plan within 30 days which defines the goals which ICT will attempt to achieve within five years.

         Under the terms of the Shareholders Agreement, ICT will be managed by a board of directors composed of three members. Two of the members are Mr.
Gunnerman and Mr. Profumo, or their nominees, and the third shall be an individual mutually selected by the parties from a list created by Mr. Profumo. Mr. Gunnerman is designated as the Chairman of Board of ICT, while Mr. Profumo is appointed as the Managing Director and is vested with ordinary management powers necessary to operate ICT.

         As part of its agreements with Eliop S.r.l., the Company also entered into an Escrow Agreement on November 1, 2001. The parties to the Escrow Agreement are the parties to Shareholders Agreement plus Franco N. Croce, an attorney in Geneva, Switzerland. Under the terms of the Escrow Agreement, the Company agrees to deliver to Mr. Croce shares of Eliop International owned by SulphCo equal to one-half of one percent of the issued and outstanding shares of Eliop International. Such shares are to be held as security for Mr. Gunnerman's agreement in the Shareholders Agreement not to sell or otherwise transfer his equity ownership of SulphCo so as to divest himself of majority control of SulphCo. If Mr. Gunnerman does divest himself of such control, under the terms of the Escrow Agreement, Mr. Profumo is entitled to received the escrowed shares and will then effectively control more the fifty percent of the issued and outstanding shares of Eliop International.


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Item No. 7.       Financial Statement and Exhibits
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(a)      Financial Statements.

         To the extent the Company is required to do so, financial statements of the business acquired described in Item 2 above shall be included in an amendment to this Form 8-K.

(c)      Exhibits.

(10)     Material Contracts:

                  ICT Licensing Agreement
                  Shareholders Agreement
                  Escrow Agreement


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2001

                                 SULPHCO, INC.


                                 By: /s/ Rudolph W. Gunnerman
                                 ----------------------------
                                         Rudolph W. Gunnerman
                                         Chairman of the Board


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